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                                                                    Exhibit 10.5

                          TRIPLE NET LABORATORY LEASE


This Lease is made and entered into as of January 30, 1998 between Fifth & Potter Street Associates, LLC ("Landlord") and Dynavax Technologies Corporation ("Tenant").

         1. BASIC LEASE TERMS.

                  1.1. Commencement of Lease. The term of this Lease shall commence the date Landlord notifies Tenant in writing that the construction to be performed by Landlord pursuant to Paragraph 2.2 hereof has been substantially completed or April 1, 1998 whichever is earlier. Completion shall have occurred when the Premises are in such condition as to permit Landlord to file a Notice of Completion with respect to its work, and all permits and approvals for occupancy and use by Tenant have been issued by the City of Berkeley.

                  1.2. Lease Term. This Lease shall continue in force for a term of five years.

                  1.3. Base Monthly Rent.

    Months 1 thru 30 -  $2.25/rentable sq.ft.(N,N,N)
    Months 31 thru 60 - $2.35/rentable sq.ft.(N,N,N)

                  1.4. Tenant's Pro Rata Share. All references in this Lease to Tenant's pro rata share of any expense shall mean the total expense of any such item multiplied by a fraction, the numerator of which shall be the total floor area of the Premises (as adjusted pursuant to paragraph 2.1 of this Lease) and the denominator of which shall be the total floor area of the property. The "floor area" of the Premises shall be measured from the exterior surface of all exterior walls and from the center of all walls separating the Premises from adjacent Premises and/or common areas. The total floor area of the property shall be measured from the exterior surface of all exterior walls and shall include all common and core areas within the property. Tenant's pro rata share shall be adjusted as necessary if the actual square footage of the Premises is other than as set forth in paragraph 2.1 or the square footage of the property changes. As used in this Lease, the term Premises refers to that portion of the building leased to Tenant for Tenant's exclusive use. The term property refers to the building in which the Premises are located.

                  1.5. Estimated Payments.

    Estimated monthly taxes          $0.146 per square foot
    Estimated monthly insurance      $0.023 per square foot
    Estimated monthly maintenance    $0.056 per square foot
    Estimated monthly management     5% base monthly rent
    Estimated monthly security
           and service               $0.052 per square foot

                  1.6. Security Deposit. The Tenant shall deposit with Landlord $17,919 as a security deposit for the faithful performance of this Lease.

                  1.7. Use. The leased Promises will be used exclusively for general research and development laboratories with associated administration, including but not limited to research and administration of DNA-based vaccines to develop treatments for allergic, infectious and oncological diseases, and for no other purpose whatsoever, without Landlord's consent which shall not be unreasonably withheld.

         2. Premises.

                  2.1. Description. Landlord hereby leases to Tenant for its exclusive use and occupancy subject to the provisions of this Lease approximately 7,240 usable square feet, as more particularly identified in Exhibit A annexed (the "Premises"), which constitutes a portion of a larger building owned by Landlord, commonly known as 717 Potter Street, Berkeley, California 94710 (the "property"). In addition to the square


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footage described above, Tenant shall be deemed to occupy an additional undivided 10% of such square footage for purposes of the calculation of base monthly rental and pro rata expense payments. Said 10% represents Tenant's share of the rental charges for the common area. For all calculations required under the terms of this Lease respecting proration of expenses, costs or charges, Tenant's Premises shall be deemed to consist of the square footage of the Premises augmented by the portion of the common area attributable to Tenant pursuant to this paragraph. As to such common areas (those outside of the Premises, but allocated to Tenant pursuant to this paragraph), Tenant shall have an undivided interest for nonexclusive use in conjunction with all other tenants of the building.

                  2.2. WORK OF IMPROVEMENT. The respective obligations of Landlord and Tenant to perform the work and supply material and labor to prepare the Premises for occupancy are set forth in Exhibit B annexed to and incorporated in this Lease. Landlord and Tenant shall expend all funds and do all acts required of them respectively in Exhibit B and shall have the work performed promptly and diligently in a first class, workmanlike manner. Tenant shall not commence any construction of improvements to be undertaken by Tenant until Landlord has approved In writing the final drawings for said improvements.

                  2.3. POSSESSION. Landlord shall deliver occupancy of the Premises to Tenant on the commencement date as set forth in Paragraph 1.1 of this Lease. Notwithstanding herein to the contrary, Tenant shall have the right to enter the Premises prior to the commencement of the term to take reasonable preparatory measures for its occupancy of the Premises, including, without limitation, the installation of its trade fixtures, furnishings, and telephone and computer equipment. Such entry shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any Base Rent or Additional Rent during such early occupancy period.

                  2.4 OPTION TO EXPAND. See addendum.

         3. TERM.

                  3.1. TERM. The Lease shall commence on the date specified in Paragraph 1.1 (the "commencement date") and shall continue thereafter for the term specified in Paragraph 1.2 (the "term"), unless sooner terminated or extended pursuant to the provisions of this Lease.

                  3.2. DELAY IN COMMENCEMENT. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant on the commencement date, such failure shall not affect the validity of this Lease nor shall it extend the term or render Landlord liable to Tenant for any loss or damage resulting therefrom; except that if possession is not delivered to Tenant on the commencement date, Tenant shall not be obligated to pay rent until Landlord tenders possession of the Premises to Tenant in compliance with Paragraph 1.1. After 60 days following the projected commencement date have elapsed, if Landlord still cannot deliver possession to Tenant, Tenant or Landlord shall have the right to terminate this Lease upon written notice delivered to Landlord, whereupon Landlord shall promptly refund any sums deposited by Tenant with Landlord. In such event, Tenant shall have no further recourse against Landlord with respect to the Lease or Landlord's inability to deliver the Premises to Tenant and Landlord shall have no further recourse against Tenant with respect to the Lease. Notwithstanding any other provision of this Lease, Landlord shall have no obligation to pay any damages or adjustment to Tenant as a result of delays caused by matters outside of Landlord's control, including, without limitation, Tenant's conduct, acts of God, acts of war, inclement weather and/or labor strikes (including strikes affecting the supply of labor and/or materials).

                  3.3. OPTION TO EXTEND TERM. See addendum

         4. RENT.

                  4.1. BASE MONTHLY RENT. Beginning on the commencement date, Tenant shall pay to Landlord as rent for the Premises in advance on the first day of each calendar


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month of the term, without deduction, offset, prior notice or demand, except as provided herein, in lawful money of the United States of America, the per square foot rental rate set forth in paragraph 1.3 multiplied by the square footage of the Premises as adjusted pursuant to paragraph 2.1. If the actual square footage of the Premises is determined to be other than the unadjusted amount set forth in Paragraph 2.1, the monthly base rent shall be increased or decreased based upon the actual floor area and the adjustment thereto set forth in Paragraph
2.1. If Tenant makes any alterations or additions that increase the square footage of the Premises, the monthly rent shall be increased in proportion to the resulting increase in floor area. If the date that the obligation to pay monthly rent commences is not the first day of a calendar month, such installment shall be applied on a per diem basis against payment of the rent from the date rent commences until the first day of the next succeeding calendar month. Any unused portion of said amount shall be applied against payment of the rent for the following calendar month, and the balance of the rent for that month shall be due on the first day thereof.

                  4.2. BASE RENT ADJUSTMENT. See Paragraph 1.3.

                  4.3. MODE OF PAYMENT. Tenant shall pay all rent due Landlord at Landlord's address set forth on the signature page hereof, or any such other place or places as Landlord may designate from time to time in writing.

                  4.4. ADDITIONAL RENT. Landlord shall receive the rent set forth herein free and clear of any and all other impositions, taxes, charges, assessments or expenses of any nature whatsoever associated with the operation, maintenance, and management of the Premises, the property and the land on which it is situated, including, without limitation, charges levied by any assessment district now in existence or hereafter created which affects the property, except as provided herein. The foregoing expenses and charges may hereinafter be referred to singly and/or collectively as "Operating Expenses" (Operating Expenses are defined as maintenance, taxes, insurance, management, security and services as delineated in Section 1.5). Tenant's pro rata portion of all such charges, costs and expenses, together with all other sums payable under this Lease, shall be additional rental hereunder, and Tenant's failure to pay any such charge, cost, expense or sum shall entitle Landlord to exercise the rights and remedies as provided in this Lease for failure of Tenant to pay rent. Notwithstanding anything herein to the contrary, Tenant shall not have any obligation to pay Operating Expenses during the initial year of the Lease term which exceed $38,227/year (40 cents per square foot/month), and for each successive year, Tenant's pro-rata share of Operating Expenses shall not increase by more than five percent per year. Tenant shall in no event be entitled to any abatement or reduction of rent or other monetary sums payable hereunder, except as expressly provided herein, notwithstanding any present or future law to the contrary. Tenant expressly waives the provisions of any such law.

                  4.5. ESTIMATED PAYMENTS. Estimated payments for taxes, insurance maintenance of common areas, management of the property and common area utilities and services are set forth in Paragraph 1.5. Tenant shall pay the estimated payments together with the monthly rent in advance on the first day of each calendar month of the term, without deduction, offset, prior notice or demand, except as provided herein. Landlord may increase or decrease the estimated payments upon 30 days' written notice to Tenant based upon statements received or charges incurred by Landlord, information available to Landlord as to the probable cost of expected charges and expenses, or Landlord's reasonable estimate of the probable amount of expected charges or expenses. In the event that any taxes payable in respect of the property are levied or assessed against the property and other property, or in the event that any property insurance carried by Landlord is carried under a policy or policies covering the property and other properties, the amounts payable by Tenant hereunder in respect of such taxes or such insurance shall be determined by reference to allocations or any such taxes and any such insurance to the property reasonably made by Landlord. Landlord shall be entitled to retain the monies received from such payments in a fund pending payment of all such costs and charges. No more frequently than once each calendar quarter, Landlord shall determine the actual costs of operation and maintenance of the property. Tenant shall remit to Landlord on demand its unpaid pro rata share of the actual expense. In the event Tenant paid more than its pro rata share of the actual expenses for such period of time,


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Landlord shall apply such overpayment towards the next estimated payments owing by Tenant. At the termination of this Lease, an accounting for such charges and expenses shall be made to the nearest practical accounting period, and Tenant shall pay to Landlord any balance due or shall be entitled to a prompt refund of any excess amount paid. Landlord shall furnish to Tenant, within sixty (60) days after the end of each calendar year, a statement in reasonable detail, including supportive documentation, setting forth (a) Landlord's actual costs of operation and maintenance with respect to the property (including taxes and insurance) for that year by category and amount; (b) the amount of Tenant's additional rent for that year; and (c) the sum of Tenant's monthly estimated rent payments made during that year.

Tenant shall have the right to audit Landlord's records respecting for each calendar year during the term of this Lease by notifying Landlord within 120 days following the end of each such calendar year. If an audit (performed by a certified public accountant on behalf of Tenant) reveals that Landlord has overcharged Tenant for Operating Expenses, Landlord shall refund the amount overcharged within ten days after such determination has been made. If Landlord has overcharged Tenant by more than 5%, Landlord shall refund the overcharge amount and, in addition, shall pay the reasonable costs of Tenant's audit.

                  4.6. SECURITY DEPOSIT.

                  4.7. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, without limitation, processing, accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Property. Accordingly, if any installment of Base Monthly Rent or any other sum due from Tenant shall not be received by Landlord within five business Days after the amount is due, Tenant shall pay to Landlord a late charge equal to 5% of the overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of a late charge shall not constitute a waiver of Tenant's default respecting the overdue amount or prevent Landlord from exercising any of the remedies available hereunder.

         5. TAXES.

                  5.1. TAXES ON THE PREMISES AND THE PROPERTY. Tenant agrees to pay to Landlord in addition to the rent and other charges herein, its pro rata share of all taxes pursuant to Paragraph 4.4. As used herein taxes shall include, without limitation, the following: (a) all real estate and personal property taxes, assessments, rates and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including, but not limited to, assessment for public improvements or benefits, which relate to any period falling in whole or in part within the term and which are assessed, levied, confirmed, imposed or become a lien upon or payable in respect to the Premises or the property or any building or other improvements thereon and any taxes on personal property owned by Landlord and used in conjunction with the operation of the property, and (b) any tax or excise on rents or other tax howsoever described, unforeseen as well as foreseen, at any time imposed under the laws of any governmental authority which relates to any period falling in whole or in part within the term and which is levied or assessed directly or indirectly against Landlord or on the rental and charges payable under leases for portions of the property or on any arrangement relating thereto, wholly or partly in the place of, or in lieu of an increase in, or in addition to, taxes assessed or imposed by such authority on land and improvements, including, without limiting the generality of the foregoing, any gross receipts tax to the extent imposed upon a landlord by reason of the receipt of rental, charges or other income from the Premises or the property. Tenant's share of taxes shall be equitably prorated to cover only the period of time within the fiscal tax year during which this Lease is in effect. With respect to any assessments which may be levied against or upon the Premises, and which may be paid in annual installments, only the amount of such annual installments (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual taxes.


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Notwithstanding anything herein to the contrary,


         (a) Landlord shall be solely responsible for any increases in "taxes" and/or assessments that result from "new construction" or a "change of ownership" of the Building or the property (and for purposes hereof, "new construction" or a "change of ownership" shall have the same meaning as in part
0.5 of division 1 of the California Revenue and Taxation Code or any amendments or successor statutes to those sections);

         (b) Tenant's obligation to pay any assessments included within "taxes" shall be calculated on the basis of the amount due if Landlord had allowed assessment to go to bond and the same were to be paid over the longest period available; and

         (c) Tenant shall be required to pay any tax based on (1) gross or net rents, (2) the square footage of the Premises or the property, (3) this transaction (or any document relating thereto), (4) the occupancy of Tenant, or
(5) any other tax, fee, or excise, however described, including, without limitation, a so called "value added tax" as a direct substitution in whole or part for, or in addition to, any real property tax, only to the extent that any such tax is in substitution of any real property tax it would otherwise be obligated to pay.

                  5.2. Taxes on Tenant's Property. Tenant shall pay before delinquency all taxes levied or assessed on Tenant's fixtures, improvements, furnishings, merchandise, equipment and personal property in and on the Premises, whether or not affixed to the real property. If at any time after any tax or assessment has become due or payable, Tenant or its legal representative neglects to pay such tax or assessment, and is not contesting such tax or assessment, Landlord shall be entitled, but not obligated, to pay the same at any time thereafter and such amount so paid by Landlord shall be repaid by Tenant to Landlord with Tenant's next rent installment. Tenant shall timely pay all taxes imposed by local, state, and federal law upon Tenant. Notwithstanding the foregoing, Tenant shall have the right to contest personal property taxes assessed against Tenant.

         6. INSURANCE.

                  6.1. Property/Rental Insurance-Property and Premises. During the term Landlord shall keep the property insured against loss or damage by fire and those risks normally included in the term "special perils" including (a) flood coverage, (b) earthquake coverage at the election of Landlord if available at commercially reasonable rates, (c) coverage for loss of rents including Operating Expenses and (d) boiler and machinery coverage if Landlord deems necessary. All such insurance shall be solely for Landlord's benefit and,Tenant shall have no rights respecting any such policy or sums paid pursuant to the terms of such policies. The amount of such insurance shall be not less than 100% of the replacement value of the property. Any recovery received from said insurance policy shall be paid to Landlord. Tenant, in addition to the rent and other charges provided herein, agrees to pay to Landlord its pro rata share of the premiums for all such insurance pursuant to Paragraph 4.4 of this Lease. Tenant shall pay to Landlord Tenant's pro rata share of any deductible within 15 days after Landlord sends Tenant an invoice for the amount owing.

                  6.2. Property Insurance-Fixtures and Inventory. During the term, Tenant shall, at its sole expense, maintain insurance with "special perils" coverage on any and all fixtures, leasehold improvements installed hereafter, furnishings, merchandise, equipment or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter, for the full replacement value thereof, and Tenant shall also have sole responsibility and cost for maintaining any other types of insurance deemed necessary, appropriate or desirable by Tenant. Any and all deductibles shall be paid by Tenant.

                  6.3. Landlord's Liability Insurance. During the term, as an expense of the property, Landlord shall maintain a policy or policies of commercial general liability insurance insuring Landlord and naming Tenant as additional insured (and such others as designated by Landlord) against liability for bodily injury, death and property damage on or about the property, with combined single limit coverage of not less than $10 million.

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Tenant shall pay its pro rata share of the premium for such insurance pursuant to Paragraph 4.4.

                  6.4. Tenant's Liability Insurance. Tenant shall, at its sole expense, maintain for the mutual benefit of Landlord and Tenant, commercial general liability and property damage insurance against claims for bodily injury, death or property damage occurring in or about the Premises or arising out of the use or occupancy of the Premises, with combined single limit coverage of not less than $2 million. Such insurance shall include, so-called host liquor liability coverage from liability arising from the consumption of alcoholic beverages consumed at the Premises. Tenant shall furnish to landlord prior to the Commencement Date, and at least 30 days prior to the expiration date of any policy, certificates indicating that the liability insurance required of Tenant is in full force and effect, that Landlord has been named as an additional insured, and that no such policy will be canceled unless 30 days' prior written notice of cancellation has been given to Landlord. Said policies shall provide that Landlord, as an additional insured, may recover for any covered loss suffered by Landlord by reason of Tenant's negligence, and shall include a broad form liability endorsement. All insurance policies obtained by Tenant pursuant to the requirement of this Lease shall be in a form and from a company reasonably satisfactory to Landlord.

                  6.5. Waiver of Subrogation. Landlord hereby releases Tenant and its officers, agents, employees, and servants, and Tenant hereby releases Landlord and its officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Premises, or to the furnishings and fixtures and equipment or inventory or other property of either Landlord or Tenant in, about or upon the Premises, which is caused by, or results from, or is incident to any perils, events or happenings which are the subject of insurance which is carried or is required to be carried by the respective parties and in force at the time of any such loss, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors or invitees. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                  6.6. Indemnification. Except in the case of intentional misconduct by Landlord or Landlord's reckless disregard of its duties or the negligence of Landlord, its employees, agents or contractors, Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Tenant of the Premises or the property or any part thereof, or occasioned wholly or in part by any acts or omissions of Tenant, its agents, contractors, employees, servants, licensees or concessionaires in or about the Premises or by anyone permitted to be on the Premises by Tenant. In case Landlord shall be made a party to any such litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless from all claims, liabilities, costs and expenses, and shall pay all costs, expenses and reasonable legal fees incurred by Landlord in connection with such litigation.

                  6.7. Plate Glass Replacement. If any glass in and about the Premises is damaged or broken by or as a result of the acts of Tenant and its agents, contractors and employees, Tenant shall pay Landlord's cost of replacement, provided that such amount shall not exceed the deductible then in effect on Landlord's insurance policy, if any, covering the damaged glass. Nothing herein shall be construed to require Landlord or Tenant to carry plate glass insurance.

                  6.8. Worker's Compensation Insurance. Tenant shall, at its sole expense, maintain and keep in force during the term a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements.

7.0 PREMISES & PROPERTY MAINTENANCE & REPAIR



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                  7.1. Premises. Throughout the term, Tenant agrees to keep and maintain all improvements and appurtenances upon the Premises, including all plumbing, heating and cooling appliances, wiring and glass, in good order and repair including the replacement of such improvement and appurtenances when necessary provided that Tenant's obligation respecting plumbing, electrical and HVAC systems shall only require Tenant to keep and maintain the exposed portions of such equipment and systems. Landlord shall keep and maintain the unexposed portions of such systems, except to the extent such repair or maintenance arises from Tenant's negligence or willful misconduct. Tenant hereby expressly waives the provisions of any law permitting repairs by a tenant at the expense of a landlord, including, without limitation, all rights of Tenant under California Civil Code Sections 1941 through 1946, inclusive. Tenant agrees to keep the Premises clean and in sanitary condition. Tenant further agrees to keep the interior of the Premises, including, without limitation, the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance and to remove all trash and debris which may be found in or around the Premises. If Landlord reasonably deems any repairs and/or maintenance to be made by Tenant necessary and Tenant refuses or neglects to commence such repairs and/or maintenance and complete the same with reasonable dispatch upon demand, Landlord and its agents may enter the Premises and cause such repairs and/or maintenance to be made and shall not be responsible to Tenant for any loss or damage occasioned thereby. Tenant agrees that, upon demand, it shall pay to Landlord the cost of any such repairs, together with accrued interest from the date of Landlord's payment at the highest rate allowable by law. Notwithstanding anything to the contrary above, Landlord may elect to enter into commercially reasonable maintenance contracts for the provision of all or a part of Tenant's maintenance obligations as set forth in this paragraph. Upon such election, Tenant shall be relieved from its obligations to perform only those maintenance obligations covered by the maintenance contract and only for the duration of the maintenance contract, Tenant shall bear the cost of such maintenance contract (allocate able to the tenant), in accordance with paragraph 4.4 above, which shall be paid in advance on a monthly basis with Tenant's monthly rent payments.

                  7.2. Common Areas. Subject to Tenant's obligations in paragraph 7.1, Landlord shall keep and maintain the common areas of the property (which shall include, without limitation, the foundation, roof, parking, landscaping, HVAC, electrical, plumbing, exterior walls and structural components of the improvements on the property) in reasonably good order and condition, except that damage occasioned by the negligent acts of Tenant (inclusive of Tenant's employees, agents, guests and invitees) shall be repaired by Landlord at Tenant's sole expense. Tenant shall have the obligation to notify Landlord, in writing, of any repairs or maintenance to the common areas which may be necessary, and Landlord shall make necessary repairs within a reasonable time. The manner and method of maintenance and repair of the common areas shall be at Landlord's sole and absolute discretion. Except in the event that replacement of HVAC components, structural components or the roof is due to the negligent acts of Tenant (inclusive of Tenant's employees, agents, guests and invitees), Tenant shall not be obligated to pay a pro rata portion of the cost of replacement of any of said components and Tenant's obligation for reimbursement shall be limited to maintenance expenses associated with such components in place in the property. Tenant, in addition to the rent and other charges provided herein, agrees to pay to Landlord its pro rata share of costs of maintaining the common areas pursuant to Paragraph 4.4.

                  7.3. Alterations, Changes and Additions by Tenant. Tenant shall make no changes, alteration, or additions ("Alterations") to any portion of the Property without Landlord's prior written consent which shall not be unreasonably withheld. As a condition to consent, Landlord may require that each Alteration be under the supervision of a competent architect or competent licensed structural engineer and made in accordance with plans and specifications furnished to and approved by Landlord prior to the commencement of work, that Tenant remove such Alterations at the expiration of the Term and restore the Premises and Property to their condition prior to the Alteration. As a further condition to consent, Landlord may require Tenant to provide Landlord, at Tenant's sole expense, with a lien and completion bond in an amount equal to 125% of the estimated cost of the Alteration to insure Landlord against any liability for mechanic's and materialman's liens and to ensure completion of the Alteration. In the event that any Alteration increases the floor area of the Premises, the Base Monthly Rent and


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Tenant's Pro Rata Share shall be proportionately increased. Tenant shall provide
14 days' written notice to Landlord of the date on which construction of each Alteration will commence in order to permit Landlord to post a notice of nonresponsibility if appropriate, given the nature and scope of the Alteration. Each Alteration shall be constructed in a good and workmanlike manner in accordance with all Regulations relating to such construction. Every Alteration shall remain for the benefit of and become the property of Landlord, unless Landlord requires its removal by giving Tenant written notice at least 30 Days before the date Tenant is to vacate the Premises, in which case, Tenant shall remove the Alteration(s) and restore the Premises to their pre-Alteration condition. Notwithstanding the above contents of paragraph 7.3, Tenant shall not be obligated to obtain Landlord's consent to any Alterations the cost of which is less than $25,000 in each instance, provided such Alteration does not affect the structural integrity of the Building, or the functional integrity of the utility systems, and is not visible from the exterior of the Premises.

                  7.4. USE OF PLUMBING, ELECTRICAL AND HVAC SYSTEMS. Tenant shall not use the plumbing facilities for any purpose other than the use specified in paragraph 1.7. The expense of repair of any breakage, stoppage or other damage relating to the plumbing and resulting from the introduction by Tenant, its agents, employees or invitees of foreign substances into the plumbing facilities shall be borne by Tenant. Tenant shall not use the electrical or heating and air-conditioning ("HVAC") systems for any purpose other than the use specified in paragraph 1.7. The expense of repair of any breakage or other damage resulting to the electrical and/or HVAC systems resulting from the use by Tenant, its agents, employees or invitees of those systems for any purpose other than that for which the uses specified in Section
1.7 shall be borne by Tenant.

                  7.5. LIENS. Tenant shall keep the Premises and the property free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within 20 days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses by Landlord in connection therewith, including attorney's fees and costs, shall be payable to Landlord by Tenant on demand with interest from the date paid by Landlord to the date of Tenant's reimbursement to Landlord at the highest rate allowable by law. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the property and any other party having an interest therein, from mechanic's and materialmen's liens, and Tenant shall give to Landlord at least 14 days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

         8. MANAGEMENT. Tenant, as part of the Operating Expenses, will pay no more than 5% of its Base Rent as the management fee. Tenant understands that the Wareham Property Group, Inc., an affiliate of Landlord, or another affiliated or unaffiliated third party will be responsible for the management of the property.

         9. UTILITIES AND SERVICES.

                  9.1. PREMISES. Landlord shall make water, sewer, telephone and utility service available to the property. Tenant shall pay prior to delinquency throughout the term the cost of water, gas, heating, cooling, sewer, telephone, electricity, garbage, air-conditioning and ventilating, janitorial services, landscaping and all other materials and utilities supplied directly to the Premises. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion of all charges which are jointly metered, the determination to be made by Landlord in good faith, and payment to be made by Tenant within 30 days of receipt of the statement for such charges.

                  9.2. COMMON AREAS. Landlord shall provide utilities, first class landscaping, janitorial, lighting for the common areas and, if Landlord deems it necessary or appropriate, security services for the common areas of the property. Tenant shall bear its pro rata share of the costs to Landlord in providing such services pursuant to Paragraph 4.4. Security services may, in the Landlord's discretion, include hiring of guards during hours determined by Landlord or requested by Tenant at Tenant's expense. Tenant shall have the right of access to such portions of the property outside the Premises as are necessary to enable Tenant to exercise its rights under this Lease.

                  9.3. LIMITATION OF LIABILITY. Landlord shall not be in default under the provisions of this Lease or be liable for any damages directly or indirectly resulting from the following conditions: (1) the interruption of use of any equipment in connection with the furnishing of any of the foregoing services; (2) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond Landlord's reasonable control; (3) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, to the extent such interruption or failure or limitation is beyond Landlord's reasonable control. Landlord shall not be liable under any circumstances for a loss of or injury to Property or business, however occurring, through or in connection with or incidental to failure to furnish any such services, except as to any matters arising out of Landlord's negligence or willful misconduct, or that of its employees, agents, contractors, or invitees. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises.

         10. USE OF PREMISES.

                  10.1. USE. The Premises shall be used and occupied by Tenant for only the purpose specified in Paragraph 1.7 and for no other purposes whatsoever without Landlord's consent which shall not be unreasonably withheld.

                  10.2. SUITABILITY. This Lease shall be subject to all applicable zoning ordinances and to all municipal, county and state laws and regulations governing and regulating the use of the Premises. Tenant has not entered into this Lease in reliance upon any representation or warranty of Landlord or any of its agents or employees as to the suitability of the Premises for the conduct of Tenant's business. Tenant has made its own analysis respecting the suitability of the Premises for Tenant's intended use.

         10.3. USES PROHIBITED.

                  10.3.1. RATE OF INSURANCE. Tenant shall not do or permit anything to be done in or about the Premises which will cause the existing rate of insurance upon the Premises to increase or cause the cancellation of any insurance policy covering said Premises or any building of which the Premises may be a part, nor shall Tenant sell or permit to be kept, used or sold in or about such Premises any articles which may be prohibited by a standard form policy of fire insurance. Tenant shall pay to Landlord as additional rent hereunder the full amount of any increased premium resulting from Tenant's use of the Premises.

                  10.3.2. INTERFERENCE WITH OTHER TENANTS. Tenant shall not do or permit anything to be done in or about the Premises which will in any way materially obstruct or unreasonably interfere with the rights of other tenants or occupants of the property or injure or unreasonably annoy them, neither shall Tenant use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises. Tenant shall not commit or suffer to be committed any illegal waste in or upon the Premises.

                  10.3.3. APPLICABLE LAWS. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way violate or conflict with any law, statute, zoning restriction, ordinance, governmental rule, regulation or requirement of duly constituted public authorities whether now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, properly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to Tenant's use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant. Landlord warrants to Tenant that on the commencement of the term hereof, the Premises and any improvements to be constructed by Landlord (a) shall be free from material structural defects, (b) shall comply with all applicable covenants and restrictions of records, statutes, ordinances, codes, rules, regulations, orders, and requirements, including but not limited to the Americans with Disabilities Act, and (c) the Building's elevators, doors, roof, plumbing, electrical and HVAC systems are in good order and condition and operating properly. In the event of a breach of the foregoing warranties, Landlord shall promptly rectify such breach at its sole cost and expense. (Landlord also shall protect, indemnify, defend, and hold harmless from and against any and all liability, loss, suits, claims, actions, costs, and expense (including, without limitation, reasonable attorney's fees) arising from any breach of the foregoing warranties. The provisions of this paragraph shall survive the termination of this Lease.)

                  10.3.4. SIGNS. Without Landlord's consent which shall not be unreasonably withheld, Tenant shall not place any sign upon the Premises or the property. Landlord shall, to the extent allowed by applicable law and regulations, as an expense of the property, install and maintain directory and entry door signs identifying Tenant and Tenant's space. The directory signs shall be constructed to Landlord's specifications and shall comply with applicable regulations. Landlord agrees to install a monument sign at the Potter Street entrance to the Property which will include Tenant's name and logo.

                  10.3.5. AUCTIONS. Tenant shall not conduct or allow any auction or similar sale upon the Premises.

         11. DEFAULTS AND REMEDIES.

                  11.1. DEFAULT OF TENANT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by
Tenant: (a) Tenant's failure to pay any rent or charges required to be paid by Tenant under this Lease, except as otherwise provided herein, where such failure continues for five (5) business days after notice from Landlord; (b) Tenant's abandonment of the demised Premises; (c) Tenant's failure to promptly and fully perform any other covenant, condition or agreement contained in this Lease where such failure continues for 30 days after written notice from Landlord to Tenant of such default provided that if the nature of the default is such that more than 30 days are reasonably required to cure such default, Tenant shall not be deemed to be in default if within such 30 day period it commences to cure and diligently prosecutes such cure to completion; (d) the levy of a writ of attachment or execution on this Lease or on any of Tenant's property located in the Premises; (e) the making by Tenant of a general assignment for the benefit of its creditors or of an arrangement, composition, extension or adjustment with its creditors, the filing by or against Tenant of a petition for relief or other proceeding under the federal bankruptcy laws or state or other insolvency laws, or the assumption by any court or administrative agency, or by a receiver, trustee or custodian appointed by either, of jurisdiction, custody or control of the Premises or of Tenant or any substantial part of its assets or property; or
(f) if the interest of Tenant under this Lease is held by a partnership or by more than one person or entity, the occurrence of any act or event described in part (e) above in respect of any partner of the partnership or any person or entity holding an interest in Tenant of 25% or more. In the event a nonmonetary default occurs which cannot reasonably be cured within the time period specified above and Tenant commences corrective action within said time period, Tenant shall not be subject to penalty under this Lease so long as Tenant prosecutes such corrective action diligently and continuously to completion.

                  11.2. REMEDIES OF LANDLORD. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under this Lease or under law, Landlord may elect either of the remedies set forth in Paragraphs 11.2.1 and 11.2.2. Notwithstanding any other provision of this lease, the Lessor has the remedy described in California Civil Code Section 1951.4 (lessor (Landlord) may continue lease in effect after lessee's (Tenant's) breach and abandonment and recover rent as it becomes due, if lessee (Tenant) has the right to sublet or assign, subject only to reasonable limitations). For purposes of this Paragraph 11 (inclusive of all sub parts of said paragraph), the "worth at the time of award" of the amounts referred to in parts 11.2.1(i) and 11.2.2(ii) shall be computed by allowing interest at the highest rate allowable by law, and the "worth at time of award" of the amount referred to in part 11.2.1(iii) shall be computed by discounting such amount at the rate specified in California Civil Code Section 1951.2(b) or any successor statute. In such computations, the rent due hereunder shall include monthly rent plus the aggregate amount of all other rentals, charges and other amounts payable by Tenant hereunder.

                           11.2.1. To immediately terminate this Lease and
Tenant's right to possession of the Premises by giving written notice to Tenant and to recover from Tenant an award of damages equal to the sum of (i) the "worth at the time of award" of the unpaid rental which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the "worth at the time of award" of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, (iv) any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and (v) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law; or

                           11.2.2. To have this Lease continue in effect up to
its ending under Paragraph 1.2 for so long as Landlord does not terminate this Lease and Tenant's right to possession of the Premises, in which event Landlord shall have the right to enforce all of the rights and remedies provided by this Lease and by law, including the right to recover the rental and other charges payable by Tenant under this Lease as they become due.

                  11.3. DEFAULT BY LANDLORD. Landlord will be in default if Landlord fails to perform any obligation required of Landlord within 30 days after written notice by Tenant, specifying wherein Landlord has failed to perform such obligation; provided that if the nature of Landlord's obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion. Tenant agrees that any judgment against Landlord resulting from any default or other claim arising under this Lease shall be satisfied only out of the rents, issues, profits and other income actually received on account of Landlord's right, title and interest in the property, and no other real, personal or mixed property of Landlord or any partner of Landlord, wherever situated, shall be subject to levy to satisfy such judgment. Tenant shall not have any right whatsoever to terminate this Lease or to withhold, reduce or offset any amount against any payments of rents or charges due and payable under this Lease, except as provided herein.

         12. EXPIRATION OR TERMINATION.

                  12.1. SURRENDER OF POSSESSION. Tenant agrees to deliver up and surrender to Landlord possession of the Premises and all improvements thereon, subject to the terms of Paragraph 7.3 above, in as good order and condition as when possession was taken by Tenant excepting only ordinary wear and tear and damage due to casualty or condemnation. Upon termination of this Lease, Landlord may reenter the Premises and remove all persons and property therefrom. If Tenant fails to remove any effects that it is required or entitled to remove from the Premises upon the termination of this Lease, for any cause whatsoever, Landlord, at its option, may remove the same and store or dispose of them. Tenant agrees to pay to Landlord on demand any and all expenses incurred in such removal and in making the Premises free from all dirt, litter, debris and obstruction, including all storage and insurance charges. If the Premises are not surrendered at the end of the term, Tenant shall indemnify Landlord against loss or liability of resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding lessee founded upon such delay.

                  12.2. HOLDING OVER. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration of the term and if Landlord and Tenant have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a base monthly rental equivalent to 110% of the monthly rental in effect immediately prior to such expiration, such payment to be made as herein provided. In the event of such holding over, all of the terms of this Lease including the obligation for payment of all charges owing hereunder shall remain in force and effect on said month to month basis.

                  12.3. VOLUNTARY SURRENDER. The voluntary or other surrender of this Lease by Tenant if accepted by Landlord, or a mutual cancellation thereof, shall not work a merger, but shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of any or all such subleases or subtenancies.

         13. CONDEMNATION OF PREMISES.

                  13.1. TOTAL CONDEMNATION. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Landlord to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the term, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Tenant shall have no claim against Landlord for the value of the unexpired term of this Lease.

                  13.2. PARTIAL CONDEMNATION. If any portion of the Premises is taken by condemnation during the term, whether by exercise of governmental power or the sale or transfer by Landlord to any condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect; except that in the event a partial taking leaves the Premises unsuitable for occupation, then Tenant shall have the right to terminate this Lease effective upon the date transfer of possession is required unless Landlord makes other comparable arrangements for Tenant's space. Landlord shall have the right to terminate this Lease effective on the date transfer of possession is required if more than 33% of the total square footage of the Premises allocated to Tenant is taken by condemnation. Tenant and Landlord may elect to exercise their respective rights to terminate this Lease pursuant to this paragraph by serving written notice to the other within 30 calendar days of their receipt of notice of condemnation, except that Tenant's notice shall be ineffective if Landlord serves notice upon Tenant of Landlord's election to provide alternate space equivalent to that condemned within ten calendar days of Tenant's delivery of notice to Landlord pursuant to this paragraph. All rent and other obligations of Tenant under this Lease shall be paid up to the date of termination, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If this Lease shall not be canceled, the rent after such partial taking shall be that percentage of the adjusted base rent provided for by this Lease, equal to the percentage which the square footage of the untaken part of the Premises immediately after the taking plus such replacement square footage as Landlord may make available to Tenant bears to the square footage of the entire Premises immediately before the taking. Any sums owing hereunder which are calculated on the basis of Tenant's pro rata share (as set forth in paragraph 1.4) shall also be adjusted to reflect any decrease in square footage of the Premises due to the condemnation. If Tenant's continued use of the Premises requires alterations and repairs by reason of a partial taking, all such alterations and repairs shall be made by Tenant at Tenant's expense.

                  13.3. AWARD TO TENANT. In the event of any condemnation, whether total or partial, Tenant shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Tenant for loss of business, fixtures or equipment belonging to Tenant immediately prior to the condemnation. The balance of any condemnation award shall belong to Landlord, and

Tenant shall have no further right to recover from Landlord or the condemning authority for any additional claims arising out of such taking.

                  13.4. WAIVER OF PARTIAL TERMINATION RIGHTS. Tenant hereby waives the provisions of California Code of Civil Procedure Section 1265.130.

        14. ENTRY BY LANDLORD. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Property; to make such repairs to the Premises as Landlord is obligated or may elect to make; to make repairs, alterations or additions to any other portion of the property; to show the Premises and post "To Lease" signs for the purposes of reletting during the last 120 days of the term or any optional extension term; to show the Premises as part of a prospective sale by Landlord and/or to post notices of nonresponsibility. Landlord shall have such right of entry without any rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises thereby occasioned. Notwithstanding the foregoing, Landlord shall provide 24 hours advance notice to Tenant of such intended entry except in the event of circumstances which Landlord deems to constitute an emergency. when entering or performing any repair or other work on the Premises, Landlord, its agents, employees and/or contractors (a) shall identify themselves to Tenant's personnel immediately upon entering the Premises, and (b) shall not, in any way, materially or unreasonably affect, interrupt or interfere with Tenant's use, business or operations on the Premises or obstruct the visibility of or access to the Premises.


         15. LIABILITY LIMITATION AND INDEMNIFICATION.
The provisions of this section 15 supersede every other provision of this Lease to the extent that they are inconsistent with such other provisions.

                  15.1. LIMITATION OF LANDLORD'S LIABILITY. TENANT SHALL NOT HOLD LANDLORD LIABLE FOR ANY AMOUNT IN EXCESS OF INSURANCE COVERAGE MAINTAINED BY LANDLORD PURSUANT TO PARAGRAPH 6.3 OF THIS LEASE ("EXISTING COVERAGE") WITH RESPECT TO ANY INJURY OR DAMAGE, EITHER PROXIMATE OR REMOTE, OCCURRING THROUGH OR CAUSED BY ANY REPAIRS OR ALTERATIONS TO THE PROPERTY, UNLESS SUCH INJURY OR DAMAGE ARISES FROM LANDLORD'S NEGLIGENCE, WILLFUL MISCONDUCT, RECKLESS DISREGARD OF LANDLORD'S DUTIES OR BREACH OF THIS LEASE. LANDLORD SHALL NOT BE LIABLE IN EXCESS OF EXISTING COVERAGE FOR ANY INJURY OR DAMAGE OCCASIONED BY DEFECTIVE ELECTRIC WIRING, OR THE BREAKING, BURSTING, STOPPAGE OR LEAKING OF ANY PART OF THE PLUMBING, AIR-CONDITIONING, HEATING, FIRE CONTROL SPRINKLER SYSTEMS OR GAS, SEWER OR STEAM PIPES, UNLESS SUCH INJURY OR DAMAGE ARISES FROM LANDLORD'S NEGLIGENCE, WILLFUL MISCONDUCT OR RECKLESS DISREGARD OF LANDLORD'S DUTIES OR BREACH OF THIS LEASE.

                  15.2. LIMITATION ON ENFORCEMENT OF JUDGMENTS. NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, TENANT AND ITS AGENTS SHALL, UNDER ALL CIRCUMSTANCES, BE ABSOLUTELY LIMITED TO LANDLORD'S ESTATE IN THE PROPERTY FOR SATISFACTION OF TENANT AND ITS AGENTS' REMEDIES, AND/OR FOR THE COLLECTION OF A JUDGMENT, COURT ORDER OR ARBITRATION AWARD REQUIRING THE PAYMENT OF MONEY BY LANDLORD AS THE RESULT OF ANY AND ALL JUDGMENTS, ORDERS AND AWARDS RELATING TO OR ARISING OUT OF TENANT AND ITS AGENTS' OCCUPANCY AND USE OF THE PROPERTY AND/OR IN THE EVENT OF ANY DEFAULT BY LANDLORD HEREUNDER. NO OTHER PROPERTY OR ASSETS OF LANDLORD OR ITS PARTNERS OR PRINCIPALS, DISCLOSED OR UNDISCLOSED, SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF TENANT AND ITS AGENTS' REMEDIES UNDER OR WITH RESPECT TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR THE USE AND OCCUPANCY OF THE PROPERTY AND THE PREMISES BY TENANT AND ITS AGENTS. TENANT, ON BEHALF OF ITSELF AND ITS AGENTS, EXPRESSLY WAIVES ANY AND ALL RIGHT TO COLLECT OR ENFORCE ANY AND ALL ORDERS, AWARDS AND/OR JUDGMENTS AGAINST LANDLORD IN EXCESS OF THE LIMITATIONS IMPOSED BY THIS PARAGRAPH. TENANT SHALL REQUIRE THAT EACH SUBTENANT OF TENANT AND EACH ASSIGNEE OF TENANT AGREE TO BE BOUND BY THE WAIVER SET FORTH IN THIS PARAGRAPH. THE LANDLORD'S MAXIMUM EXPOSURE AS SET FORTH IN THIS PARAGRAPH IS CUMULATIVE (AS TO JUDGMENTS, AWARDS AND ORDERS AGAINST LANDLORD IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR THE USE AND OCCUPANCY OF THE PROPERTY BY TENANT AND ITS AGENTS). THE LIMITS IMPOSED BY THIS PARAGRAPH ALSO APPLY TO ANY AND ALL DUTIES OF INDEMNITY (EXPRESS AND/OR IMPLIED) OWED BY LANDLORD TO TENANT. AS USED IN THIS PARAGRAPH, REFERENCES TO "LANDLORD" INCLUDE ALL PERSONS AND ENTITIES WHO NOW OR HEREAFTER OWN OR MAY OWN AN INTEREST IN LANDLORD.

         16. ASSIGNMENT AND SUBLETTING.

                  16.1. GENERALLY. Tenant shall not directly or indirectly assign this Lease in whole or in part, or sublet the Premises or any part thereof, or license the use of all or any portion of the Premises or business conducted thereon, or encumber or hypothecate this Lease, without first obtaining Landlord's written consent, which consent Landlord will not unreasonably withhold. The sale or other transfer of shares of stock, partnership interests or other ownership interests in Tenant resulting in a change in the effective control of Tenant, or any merger, consolidation or other reorganization of Tenant shall be regarded as an indirect assignment of Tenant's interest in this Lease. Tenant's request for consent to any assignment, sublease or other transfer shall be in writing and shall include the following: (a) the name and legal composition of the proposed transferee; (b) the nature of the proposed transferee's business to be carried on in the Premises; (c) the terms and provisions of the proposed assignment or sublease; and (d) such financial and other reasonable information as Landlord may request concerning the proposed transferee or concerning the proposed assignment or sublease and any transaction contemplated to occur in connection therewith. Any assignment, subletting, licensing, encumbering or hypothecating of this Lease without Landlord's prior written consent shall constitute a breach of this Lease entitling Landlord to exercise all its rights and remedies herein provided. Landlord's consent to any assignment or sublease shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sublease. The prohibition against assignment and subletting contained in this paragraph shall be construed to include a prohibition against assignment or subletting by operation of law. Notwithstanding any assignment or subletting with Landlord's consent, unless agreed to in writing, Tenant shall remain fully liable on this Lease and shall not be released from its obligations hereunder. Without limiting other reasons or circumstances, Landlord and Tenant agree that it is reasonable for Landlord to withhold consent to an assignment or sublease, if (i) the financial strength of the proposed assignee is not, in Landlord's reasonable judgment, commensurate with the obligations of the Lease; (ii) the proposed assignee's use would, in Landlord's reasonable judgment, be incompatible with the then current tenants, or use of the rest of the property.

Notwithstanding anything in the above Paragraph 16.1, Tenant may, without Landlord's prior written consent sublet the Premises or assign the Lease to (i) a subsidiary, affiliate, division or corporation or entity controlling, controlled by or under common control with Tenant; (ii) a successor corporation or entity resulting from or related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; or fill) a purchaser of substantially all of Tenant's assets or stock located in the Premises. A sale or transfer of Tenant's capital stock shall not be deemed an assignment, subletting or any other transfer of the Lease or the Premises.

                  16.2. TENANT'S PAYMENTS. In the event Landlord shall consent to a sublease or assignment under this paragraph 16, Tenant shall pay Landlord's reasonable attorney's fees incurred in connection with giving such consent. Tenant shall also pay to Landlord an amount equal to 50% of all excess rent received by Tenant directly or indirectly in respect of an assignment of this Lease or sublease of the Premises. For this purpose, "excess rent" shall mean, in the case of an assignment, all monies so received and, in the case of a sublease, all monies so received in excess of the rents and charges reserved under this Lease, provided however, that Tenant shall first be entitled to deduct therefrom all reasonable costs associated with effecting the assignment or sublease, including without limitation, brokerage fees, tenant improvements and rent concessions. The assignee or subleasee shall, upon assuming the obligations of Tenant under this Lease, become jointly and severally liable to Landlord for the payment of Landlord's share of excess rent.

         17. DAMAGE OR DESTRUCTION.

                  17.1. RIGHT TO TERMINATE ON DESTRUCTION OF PREMISES. Landlord and Tenant shall each have the right to terminate this Lease if, during the term, the Premises or the improvements on the property are damaged to an extent exceeding 33% of the then reconstruction cost of the Premises as a whole, or such improvements as a whole, as the case may be. Landlord or Tenant shall also have the right to terminate this Lease if 33% of the Premises are damaged by an uninsured peril. In either case, Landlord or Tenant may elect to terminate by written notice delivered within 30 calendar days of the happening of such damage. Such notice shall provide Tenant with a minimum of 60 days to vacate the Premises unless they are unsafe for occupancy, in which case, Tenant shall immediately vacate the Premises.

                  17.2. REPAIRS BY LANDLORD. If Landlord shall not elect to terminate this Lease pursuant to paragraph 17.1, Landlord shall immediately upon receipt of insurance proceeds paid in connection with such casualty, but in no event later than 180 calendar days after such damage has occurred, proceed to repair or rebuild the Premises, on the same plan and design and of equal quality and condition as existed immediately before such damage or destruction occurred, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes beyond the control of Landlord. Tenant shall be liable for the repair and replacement of all fixtures, leasehold improvements installed hereafter, furnishings, merchandise, equipment and personal property not covered by the property insurance obtained pursuant to the provisions of this Lease.

                  17.3. REDUCTION OF RENT AND OPERATING EXPENSES DURING REPAIRS. Except with respect to damage caused in whole or in part by Tenant, its agents, servants, employees, invitees and guests, in the event Tenant is able to continue to conduct its business during the making of repairs, the rent then prevailing will be equitably reduced in the proportion that the unusable part of the Premises bears to the whole thereof for the period that repairs are being made. No rent or Operating Expenses shall be payable while the Premises are wholly unusable due to casualty damage except for casualty damage caused In whole or in part by Tenant, its employees, agents, servants, invitees and guests, in which event Tenant shall remain liable for rental payments.

                  17.4. WAIVER. Tenant hereby waives the provisions of Sections 1932, subdivision 2, and 1933, subdivision 4, of the Civil Code of California.




         18. HAZARDOUS MATERIALS.

                  18.1. TENANT'S WARRANTIES. Tenant hereby represents, warrants and covenants that Tenant will comply with each of the following requirements:

                           18.1.1. RESTRICTIONS ON BRINGING HAZARDOUS MATERIALS
ONTO THE PROPERTY. Except for normal quantities of office supplies and cleaning products and those Hazardous materials and quantities noted in the Tenant's Hazardous Material Management Plan filed with the city of Berkeley, for which no prior consent shall be required, during the term of this Lease, Tenant shall not cause or permit any Hazardous Material (as defined below) to be brought upon, used, kept or stored in, on, about or under the Property by Tenant, its agents, representatives, employees, contractors, invitees or subtenants, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold). Tenant's use of any Hazardous Materials shall comply with all Environmental Health and Safety Requirements (as defined below) regulating such Hazardous Material and with the highest standards prevailing in the Tenant's industry for the use, keeping and storage of such Hazardous Material).

                           18.1.2. COMPLIANCE WITH APPLICABLE LAWS AND
REGULATIONS. If any Hazardous Material is brought upon, used, kept or stored in, on, about or under the Property by Tenant, its agents, representatives, employees, contractors, invitees or subtenants, then Tenant shall bear all financial and other responsibility for ensuring that such material shall be used, kept and stored in a manner which complies with all Environmental, Health and Safety Requirements regulating such Hazardous Material and with the highest standards prevailing in the Tenant's industry for the use, keeping and storage of such Hazardous Material. Without limiting any of the other obligations of Tenant set forth in this Lease, Tenant shall, at its own cost and expense, procure, maintain in effect and comply with all conditions and requirements of any and all permits, licenses and other governmental and regulatory approvals or authorizations required under any Environmental, Health or Safety Requirement In connection with the use, keeping and storage of such Hazardous Material in, on, about or under the Property.

Tenant shall submit to Landlord copies of all such permits, licenses, or other governmental or regulatory approvals or authorizations within five business days of its receipt thereof.

                           18.1.3. TENANT'S OBLIGATION TO EFFECT RESTORATION.
If, as a result of actions caused or permitted by Tenant (and/or Tenant's agents, representatives, employees, contractors, invitees or subtenants), the presence of any Hazardous Material in, on, about or under the Property or any adjoining property, existing during the term of this Lease results in any contamination of the Property or the surrounding environment, Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Property and/or the surrounding environment to the condition required by Environmental Health and Safety requirements and governmental authorities ("Restoration"); provided, however, that tenant shall not undertake any Restoration without first providing Landlord with written notice thereof and obtaining Landlord's approval therefor, which approval shall be granted or denied in Landlord's sole and absolute discretion. Tenant shall carry out any approved restoration in a manner which complies with all Environmental, Health and Safety Requirements. Further, Tenant shall not undertake any Restoration, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims, relating to any Hazardous Material in any way connected with the Property without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

                           18.1.4. REMOVAL FROM PROPERTY. Upon the expiration or
early termination of the term of this Lease, Tenant shall cause to be removed from the Property all Hazardous Materials existing in, on, about or under the Property brought upon, used kept or stored by Tenant (and/or Tenant's agents, representatives, employees, contractors, invitees or subtenants) as well as all receptacles or containers therefor, and shall cause such Hazardous Materials and such receptacles or containers to be stored, treated, transported and/or disposed of in compliance with all applicable Environmental, Health and Safety Requirements. Any Hazardous Materials, or receptacles or containers therefor, which Tenant causes to be removed from the Property shall be removed solely by duly licensed haulers and transported to and disposed of at duly licensed facilities for the final disposal of such Hazardous Materials and receptacles or containers therefor. Tenant shall deliver to Landlord copies of any and all manifests and other documentation relating to the removal, storage, treatment, transportation and/or disposal of any Hazardous Materials, or receptacles or containers therefor, reflecting the legal and proper removal, storage, treatment, transportation and/or disposal thereof. Tenant shall, at its sole cost and expense, repair any damage to the Property resulting from Tenant's removal of such Hazardous Materials and receptacles or containers therefor. Tenant's obligation to pay rent shall continue until Tenant completes such removal and effects such repairs.

                           18.1.6. TENANT'S WRITTEN CONFIRMATION. Tenant shall,
from time to time throughout the term of this Lease, execute such affidavits, certificates or other documents as may be reasonably requested by Landlord concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in, on, about or under the Property.

                           18.1.6. TENANT'S DUTY TO NOTIFY LANDLORD. Tenant
shall notify Landlord in writing immediately upon becoming aware of: (1) any enforcement, cleanup, remediation or other action threatened, instituted or completed by any governmental or regulatory agency or private person with respect to the Property or any adjoining property relating to Hazardous Materials; (2) any claim threatened or made by any person against Tenant, the Landlord, the Property or any adjoining landowner, tenant or property for personal injury, compensation or any other matter relating to Hazardous Materials; and (3) any reports made by or to any governmental or regulatory agency with respect to the Property or any adjoining property relating to Hazardous Materials, including without limitation, any complaints, notices or asserted violations in connection therewith. Further, Tenant shall also supply to Landlord as promptly as possible, and in any event within five business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other documents relating in any way to the foregoing.

         18.2. LANDLORD'S RIGHTS. Landlord and its agents and representatives shall have the right to communicate, verbally or in writing, with any governmental or regulatory agency or any environmental consultant on any matter with respect to the Property relating to Hazardous Materials. Landlord shall be entitled to copies of any and all notices, inspection reports or other documents issued by or to any such governmental or regulatory agency or consultant with respect to the Property relating to Hazardous Materials, excluding information and data that is proprietary or business confidential to Tenant.

         18.3. TENANT'S DUTY TO INDEMNIFY. If the presence of Hazardous Materials on the Property is caused by the Tenant, then Tenant shall indemnify, defend and hold Landlord any partner or other affiliate of Landlord, and any director, officer, shareholder, employee, agent, attorney or partner of any of the foregoing, harmless from and against any and all claims, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of rental or usable space or of any other amenity of the Property, damages arising from any adverse impact on marketing of space in the Property, other consequential damages and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) which arise during or after the term of this Lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with removal or restoration work required by any governmental or regulatory agency or pursuant to any settlement agreement or judgement because of the presence of Hazardous Materials in the soil or groundwater in, on, about or under the Property or any adjoining Property caused by Tenant and any and all legal fees and expenses incurred by Landlord with respect to such claims, demands, investigation and response.

Landlord shall defend, indemnify, and hold harmless from and against any and all liability, loss, suits, claims, actions, costs and expense, including without limitation, any attorney's fees, arising from any contamination of the Premises or property (including the underlying land and ground water) by any Hazardous Materials, where such contamination was not caused by Tenant. The provisions of this paragraph shall survive the termination or expiration of this Lease.

         18.4. LANDLORD'S RIGHT OF ENTRY. If contamination of the Property by Hazardous Materials occurs or if any lender or governmental agency requires an investigation to determine whether there has been any contamination of the Property or any adjoining property, then Landlord and its agents and representatives shall have the right, at any reasonable time and from time to time during the term of this Lease, with reasonable notice to enter upon the Property to perform monitoring, testing or other analyses (provided Landlord shall promptly restore the Premises), and to review any and all applicable documents, notices, correspondence or other materials. All costs and expenses reasonably incurred by Landlord in connection therewith shall become due and payable by Tenant if such investigation conclusively determines that Tenant has caused such contamination.

         18.5. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                18.5.1. "HAZARDOUS MATERIAL": shall mean, without limitation,
(1) petroleum or petroleum products; (2) hydrocarbon substances of any kind (3) asbestos in any form; (4) formaldehyde; (5) radioactive substances; (6) industrial solvents; (7) flammables; (8) explosives; (9) leakage from underground storage tanks; (10) substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 or as otherwise amended, 42 U.S.C. Section 9601, et seg., (6) Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seg. and any amendments thereto, or (C) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seg. and any amendments thereto; (11) those substances defined as "hazardous wastes", "extremely hazardous wastes" or "restricted hazardous wastes" in Sections 25115, 25117, and 25122.7 or listed pursuant to Section 25140 of the California Health & Safety Code and any amendments thereto; (12) those substances defined as "hazardous substances" in

Section 25316 of the California Health & Safety Code and any amendments thereto;
(13) those substances defined as "hazardous materials", "hazardous wastes" or "hazardous substances" in Sections 25501 and 25501.1 of the California Health & Safety Code and any amendments thereto; (14) those substances defined as "hazardous substances" under Section 25281 of the California Health & Safety Code and any amendments thereto; (15) those substances causing "pollution" or "contamination" or constituting hazardous substances" within the meaning of (A) the Clean Water Act, 33 U.S.C. 1251 et seg. and any amendments thereto, (B) the Porter-Cologne Water Quality Control Act, Section 13050 of the California Water Code and any amendments thereto, and (C) the Safe Drinking Water Act, 42 U.S.C.
Section 300f et seg.; (16) such chemicals as are identified on the list published from time to time as provided in Chapter 6.6 of the California Health and Safety Code, as amended, as causing cancer or reproductive toxicity; (17) polychlorinated biphenyls (PCBs) set forth in the Federal Toxic Substance Control Act, as amended, 15 U.S.C. Section 2601 et seg.; (18) "toxic air contaminant" as defined in California Health and Safety Code Section 39655; and
(19) the wastes, substances, materials, contaminants and pollutants identified pursuant to or set forth in the regulations adopted or judicial or administrative orders, decisions or decrees promulgated pursuant to any of the foregoing laws. The foregoing list of definitions and statutes is intended to be Illustrative and not exhaustive and such list shall be deemed to include all definitions, rules, regulations and laws applicable to the subject matter of this paragraph as such rules, laws, regulations and definitions may be amended, modified, or changes from time to time.

                18.5.2. "ENVIRONMENTAL HEALTH AND SAFETY REQUIREMENT" shall mean any law, statute, ordinance, rule, regulation, order, judgment or decree promulgated by any local, regional, state or federal governmental agency, court, judicial or quasi-judicial body or legislative or quasi-legislative body which relates to matters of the environment, health, industrial hygiene or safety.

         18.6. ALLOCATION OF RESPONSIBILITIES. ANY AND ALL LIABILITIES ARISING FROM THE MANUFACTURING, GENERATION, HANDLING, USE STORAGE, TREATMENT, TRANSPORTATION, DISPOSAL OR EXISTENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY OR ANY ADJOINING PROPERTY DURING THE TERM OF THIS LEASE BY TENANT (INCLUSIVE OF ALL SUBTENANTS, ASSIGNEES, AGENTS, EMPLOYEES, INVITEES, GUESTS, LICENSEES AND AFFILIATES OF TENANT), SHALL AT ALL TIMES REMAIN THE SOLE RESPONSIBILITY OF TENANT AND TENANT SHALL RETAIN ANY AND ALL LIABILITIES ARISING THEREFROM. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION 18, ANY ACT BY LANDLORD OR ITS AGENTS OR REPRESENTATIVES HEREUNDER SHALL NOT CONSTITUTE AN ASSUMPTION BY LANDLORD OF ANY OBLIGATIONS, DUTIES, RESPONSIBILITIES OR LIABILITIES PERTAINING TO TENANT'S COMPLIANCE WITH ANY ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENT, WHICH TENANT SHALL RETAIN UNDER ALL CIRCUMSTANCES AND SHALL INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS AS PROVIDED HEREIN. FURTHER, NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS
SECTION 18 EVEN THOUGH HAZARDOUS MATERIALS REMOVED, TRANSPORTED AND DISPOSED OF BY TENANT MAY ORIGINATE FROM THE PROPERTY, TENANT SHALL REMAIN FULLY LIABLE FOR THEIR REMOVAL, TRANSPORTATION AND DISPOSAL AND SHALL INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS WITH RESPECT TO SUCH HAZARDOUS MATERIALS AS PROVIDED HEREIN.

         18.7. INSPECTIONS. Tenant warrants that all governmental inspections of the Property as required under the laws referenced above will be permitted. Tenant shall provide to Landlord a copy of the reports for each such inspection within 15 days of Tenant's receipt of such reports. Except in instances when governmental report of such inspection has been made within the last 12 month period, but no more frequently than every 12 months, at Landlord's request, Tenant shall obtain and deliver to Landlord an inspection by a private engineering firm, resulting in a written report specifying Tenant's compliance, or enumerating the reasons for Tenant's lack of compliance with such laws and regulations. If Tenant is in violation as demonstrated by the report tenant shall pay for the cost of the inspection and report. If Tenant is not in violation as demonstrated by the report, Landlord will pay for the cost of the inspection and report. Landlord may, from time to time, waive the requirements of an inspection by a private engineering firm if Tenant's use of the Property is limited solely to offices and administrative uses.

           18.8. COOPERATION. Tenant shall comply with any reasonable procedures or regulations promulgated by Landlord from time to time in connection with the matters covered by such laws and regulations provided that such procedures and regulations shall not unduly interfere with Tenant's business, and provided that Landlord shall have no duty to establish any procedures or regulations or to supervise in any way Tenant's activities on the Property.

           18.9. SURVIVAL. The covenants, agreements and indemnities of Landlord and Tenant set forth in this section 18 shall survive the expiration or earlier termination of this Lease and shall not be affected by any investigation, or information obtained as a result of any investigation, by or on behalf of Landlord or any prospective Tenant.


           18.10. STORAGE TANKS. Tenant further covenants and agrees that it shall not install any storage tank (that being one requiring any agency's permit), whether above or below the ground) on the Property without obtaining the prior written consent of the Landlord, which consent may be conditioned upon further requirements imposed by Landlord with respect to, among other things, compliance by Tenant with any applicable laws, rules, regulations or ordinances and safety measures or financial responsibility requirements.

           18.11. LIMITATION ON TENANT'S LIABILITY FOR HAZARDOUS MATERIALS. Notwithstanding anything as may exist to the contrary in this paragraph 18 or elsewhere in this lease, Tenant shall not be liable or otherwise responsible for: (i) investigating, removing, remediating, cleaning up or otherwise responding to any hazardous material or associated contamination (a) which was present in, on, above, under or about the Premises, property or surrounding environment prior to Tenant's occupancy of the Premises, or (b) which was not brought onto the Premises, the property or surrounding environment by Tenant or its agents, employees, representatives, contractors, invitees or subtenants; or
(ii) any claims, damages, penalties, fines, costs, liabilities, or losses arising from any Hazardous Material or associated contamination (a) which was present in, on, above, under or about the Premises, property or surrounding environment prior to Tenant's occupancy of the Premises, or (b) which was not brought onto the Premises, property or surrounding environment by Tenant or its agents, employees, representatives, contractors, invitees or subtenants.

19. MISCELLANEOUS PROVISIONS.

         19.1. WAIVER. No waiver of any breach of any covenants or conditions of this lease shall be construed to be a waiver of any other breach or to be a consent to any further or succeeding breach of the same or other covenant or condition. The acceptance of rent hereunder by Landlord after Tenant's breach shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         19.2. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors and assigns of the parties.

         19.3. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and either personally delivered, sent by commercial delivery service that provides confirmation of delivery, or sent by certified mail, return receipt requested, postage prepaid, properly addressed to the other party at the address set forth next to its signature below, or at such other address or addresses as may, from time to time, be designated in like manner by one party to the other. Any such notice shall be deemed given when personally delivered or on the date indicated on the post office's certified mail receipt of delivery.

         19.4. PARTIAL INVALIDITY. If, for any reason, any provision of this Lease shall be determined to be invalid or inoperative, the validity and effect of the other provisions of this lease shall not be affected.

         19.5. NUMBER AND GENDER. All terms of this lease shall be construed to mean either the singular or the plural, masculine, feminine or neuter, as the situation may demand.

         19.6. DESCRIPTIVE HEADINGS. The headings used herein and in any of the documents annexed hereto as schedules, lists or exhibits are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provision.

         19.7. TIME. In all matters, time is of the essence in the performance of all obligations under this lease.

         19.8. ENTIRE AGREEMENT. This lease and the documents annexed hereto as schedules, lists or exhibits, constitute the entire agreement and understanding between the parties with respect to the subject matters addressed by this lease and the said attachment, and supersede and replace any prior agreements and understandings, whether oral or written, between and among them with respect to the lease of the premises, rental therefor, use thereof and all other such matters. The provisions of this lease may be waived, altered, amended or repealed in whole or in part only upon the written consent of Landlord and Tenant.

         19.9. MEMORANDUM OF LEASE. Landlord and Tenant mutually agree that they will not file or record a copy of this lease, but that in the event either party requests a recording, Landlord and Tenant shall execute and acknowledge a memorandum of this lease in a form approved by the parties setting forth in said memorandum the description of the premises, the date of the lease, the commencement date and the date of termination. Said memorandum of lease may be recorded in the recorder's office of the county in which the premises are located.

         19.10. APPLICABLE LAW. This lease shall be construed and interpreted in accordance with the laws of the State of California.

         19.11. AUTHORITY. Each individual executing this lease on behalf of a corporation represents and warrants that he is duly authorized to execute and deliver this lease on behalf of the corporation in accordance with a duly adopted resolution of the board of directors of the corporation, and that this lease is binding upon said corporation in accordance with its terms. Each individual executing this lease on behalf of a partnership represents and warrants that he is duly authorized to execute and deliver this lease on behalf of the partnership and that this lease is binding upon said partnership in accordance with its terms.

         19.12. LITIGATION EXPENSE. If any party shall bring an action or arbitration proceeding against any other party hereto by reason of the breach of any covenant, warranty, representation or condition hereof, or otherwise arising out of this lease or any schedule, list or exhibit hereto, whether for declaratory or other relief, the prevailing party in such suit shall be entitled to such party's costs of suit and attorneys' fees, which shall be payable whether or not such action is prosecuted to judgment.

         19.13. SUBORDINATION OF LESSEHOLD. This lease is and shall be at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Landlord may create against the Property, including all renewals, replacements and extensions. Tenant shall execute all written instruments which may be required by Landlord to subordinate Tenant's rights to the lien of such mortgage which obligation by Tenant is conditioned upon the holder of such lien providing to Tenant a written subordination, non disturbance, and attornment agreement, in a form reasonably acceptable to Tenant, providing, in essence, that as long as Tenant is not in default under the provisions of this lease (after notice and the expiration of any grace period provided for in the lease), the lender will, in the event of a foreclosure, recognize the interest of Tenant to remain in possession of the premises under the lease for the duration of the unexpired term (and any extensions provided for in this lease). Landlord shall use its best efforts to have all lenders currently secured by the Property to provide Tenant with a non disturbance agreement within 30 days of the date this lease is executed by

Landlord and Tenant.

         19.14. TENANT'S CERTIFICATE. Within 15 days following Landlord's request, Tenant shall complete, execute and deliver to Landlord a Tenant's certificate or estoppel certificate, setting forth any information reasonably requested by Landlord, including, but not limited to, (a) certification that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the date to which the rental and other charges are paid in advance, if any, (b) acknowledgment that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed, and (c) setting forth the date of commencement and expiration of the term. Tenant's failure to deliver such certificate within said 15 days shall be deemed, for all purposes, to be an acknowledgement that Landlord is not in default under the Lease, and that the terms of the Lease have not been modified or supplemented in any way. It is intended that such certificate may be relied upon by any prospective purchaser, lender or assignee of any lender of the Premises.

         19.15. ATTORNMENT. In the event of any sale of the Premises or if proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage, installment land contract or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the mortgage or the purchaser upon any such foreclosure or sale and recognize such mortgagee or purchaser as Landlord under this Lease provided such party has assumed in writing Landlord's obligations hereunder.

         19.16. LANDLORD'S ESTATE. Tenant shall look only to Landlord's estate in the property of which the Premises are a part and the land on which it is located for the satisfaction of Tenant's remedies, or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises.

         19.17. COMPLIANCE WITH LENDER'S REQUESTS. Tenant agrees to consent to reasonable amendments to this Lease from time to time as may be requested by any current or future mortgagee or holder of other encumbrance which Landlord may create against the Premises from time to time, provided that such amendments do not materially affect Tenant's financial obligations or its occupancy and use under this Lease or Landlord's obligations hereunder. Tenant agrees to timely supply financial information as reasonably requested by Landlord for lender's analysis of Tenant's financial condition as a condition of any encumbrance of the property. Tenant shall not be obligated to deliver financial statements of Tenant pursuant to Paragraph 19.17 more frequently than once every 12 months during the term hereof.

         19.18. RESERVED.

         19.19. LANDLORD'S LIEN. Notwithstanding anything to the contrary, Landlord waives any and all rights, title and interest Landlord now has, or hereafter may have, whether statutory or otherwise, to Tenant's inventory, equipment, furnishings, trade fixtures, books and records, and personal property paid for by Tenant located at the Premises (singly and/or collectively, the "Collateral"). Landlord acknowledges that Landlord has no lien, right, claim, interest or title in or to the Collateral. Landlord further agrees that Tenant shall have the right, at its discretion, to mortgage, pledge, hypothecate or grant a security interest in the Collateral as security for its obligations under any equipment lease or other financing arrangement related to the conduct of Tenant's business at the Premises. Landlord further agrees to execute and deliver within three (3) business days any UCC filing statement or other documentation required to be executed by Landlord In connection with any such lease or financing arrangement.

Notwithstanding the foregoing, all trade fixtures, signs, equipment, furniture, or other personal property of whatever kind and nature kept or installed on the Premises by Tenant shall not become the Property of Landlord or a part of the realty no matter how affixed to the Premises and may be removed by Tenant at any time and from time to time during the entire term of this Lease. Upon request of Tenant or its assignees or any subtenant, Landlord shall execute and deliver any real estate consent or waiver forms submitted by any vendors, equipment lessors, chattel mortgagees, or holders or owners of any trade fixtures, signs, equipment, furniture, or other personal property of any kind and description kept or installed on the Premises setting forth that Landlord waives, in favor of the vendor, equipment lessor, chattel mortgagee, or any holder or owner, any superior lien, claim, interest or other right therein. Landlord shall further acknowledge that property covered by the consent or waiver forms is personal property and is not to become a part of the realty no matter how affixed thereto, and that such property may be removed from the Premises by the vendor, equipment lessor, chattel mortgagee, owner, or holder at any time upon default in the terms of such chattel mortgage or other similar documents, free and clear of any claim or lien of Landlord. Tenant shall promptly repair any damage and restore the portion of the Premises caused by the removal of such property, whether effected by Tenant or Tenant's vendors, chattel mortgagees, or equipment lessors.

           19.20. SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease nor does it create any obligation on Landlord's part until execution and delivery by both Landlord and Tenant.

           19.21. ARBITRATION OF DISPUTES. IF ANY CONTROVERSY OR CLAIM BETWEEN THE PARTIES HERETO ARISES OUT OF THIS AGREEMENT, SUCH CONTROVERSY OR CLAIM SHALL BE SUBMITTED TO BINDING ARBITRATION. SUCH ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT UPON THE AWARD ENTERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE
SECTION 1283.05 SHALL APPLY TO SUCH ARBITRATION. PUNITIVE DAMAGES SHALL NOT BE CLAIMED, CONSIDERED OR AWARDED.

           NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISIONS DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OF JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                 [SIG]                      [MPB]
                Initial                    Initial

         19.22. VENUE. Any action or arbitration brought to enforce or interpret the provisions of this Agreement shall be venued in Alameda County, California.

         19.23. BROKERAGE. Tenant and Landlord represent that both sides have been represented by CB Commercial, whose commission shall be paid by Landlord.

         19.24. PARKING. Tenant shall have nonexclusive rights to the use of three (3) parking spaces per thousand usable square feet of Tenant's Premises (defined as that portion of the Premises allocated to Tenant's exclusive use and exclusive of any common area allocated to Tenant), at no additional charge.

         19.25. USE OF AMENITIES. Tenant shall have the right to an undivided use of, and access to, all common area amenities associated with the property on the same basis as provided to all tenants of the property.

         19.26. DAYS. All references in this Lease to days shall refer to calendar days.

         19.27. STRUCTURAL AND ADA COMPLIANCE. As of the commencement date, the construction to be performed by Landlord pursuant to paragraph 2.2 hereof and all structural parts of the Premises and the property including, without limitation, the foundation, roof, exterior walls, plumbing, electrical and other mechanical systems (a) will meet and comply with all federal, state, and local laws, ordinances and regulations and all handicapped accessibility standards, including, without limitation, those promulgated under the Americans With Disabilities Act, and (b) will be in good, workable and sanitary order, condition, and repair.

           IN WITNESS WHEREOF, the parties have executed this Lease on the date and year first above written.


            LANDLORD:                                    TENANT:

By:   [ILLEGIBLE SIGNATURE]                By:     /s/ M. P. Becket
        ------------------                        -------------------------
        Authorized Officer                        Authorized Officer - CFO

                                                   /s/ Michael P. Becket
        ------------------                        -------------------------


     Address for Notices:                         Address for Notices:

     1120 Nye Street, Suite 400                   10835 Altman Row #500
     San Rafael, CA 94901                         San Diego, CA  92121

     Date:                                        Date:   1/30/98
          ----------------------                       --------------------

                                ADDENDUM TO LEASE
                             DATED JANUARY 30, 1998
                                    BETWEEN
                      FIFTH & POTTER STREET ASSOCIATES LLC
                                      AND
                        DYNAVAX TECHNOLOGIES CORPORATION
                             FOR PREMISES LOCATED AT
                    717 POTTER STREET, BERKELEY, CALIFORNIA



         This Addendum to lease is attached to and forms a part of that certain Triple Net Laboratory Lease dated January 30, 1998 ("Lease"), by and between Fifth & Potter Street Associates LLC ("Landlord") and Dynavax Technologies Corporation ("Tenant") for premises on the first floor of the building located at 717 Potter Street, Berkeley, California. Words and terms that are defined in the Lease shall have the same meaning in this Addendum as the meaning provided in the Lease. In the event of any inconsistency between the terms of this Addendum and the Lease, the terms of this Addendum shall control.

Section 1. Option to Term

      (a) Landlord hereby grants Tenant an option (the "Extension Option") to extend the term of the Lease for one additional period of five (5) years, commencing immediately after the expiration of the initial term, upon the same terms and conditions contained in the Lease, except that (i) the base monthly rent for the Premises shall be equal to ninety-five percent (95 percent) of the fair market rent for the Premises determined in the manner set forth in subparagraph (b) below, (ii) Tenant shall accept the Premises in an "as is" condition without any obligation of landlord to repaint, remodel, repair, improve or alter the Premises; and (iii) there shall be no further options to extend the term of the Lease. The Extension Option shall be exercised, if at all, by notice from Tenant to Landlord in writing given no less than twelve (12) months prior to expiration for the initial term of the Lease. If Tenant properly exercises the Extension Option, references in the Lease to the term shall be deemed to include the option term unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained herein, if Tenant is in default under any of the material terms, covenants or conditions of the lease, at the time Tenant exercises the Extension Option, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in the Lease, the right to terminate the Extension Option upon notice to Tenant, in which event the expiration date of the Lease shall be and remain the expiration date of the initial term.

      (b) If Tenant properly exercises the Extension Option, the base monthly rent during the option term shall be determined in the following manner. The base monthly rent shall be increased to an amount equal to ninety-five percent (95 percent) of the fair market rent for the Premises as of the commencement of the option term for a term equal to the option term, as specified by Landlord by notice to Tenant not less than ninety (90) days prior to commencement of the option term, subject to Tenant's right of arbitration as set forth below. If Tenant believes that the fair market rent specified by Landlord exceeds the actual fair market rent for the Premises as of commencement of the option term, then Tenant shall so notify Landlord within thirty (30) days following receipt of Landlord's notice. If Tenant fails to so notify. Landlord within said thirty
(30) day period, Landlord's determination of the fair market rent for the premises shall be final and binding upon the parties. If the parties are unable to agree upon the fair market rent for the premises within thirty (30) days after Landlord's receipt of notice of Tenant's objection, the amount of base monthly rent as of commencement of the option term shall be determined as follows:

         (1) Within thirty (30) days after receipt of the Landlord's notice specifying fair market rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the fair market basic rent for the Premises for a term equal to the option term from a broker ("Tenant's broker") licensed in the State of California and currently active in the market for research laboratory space in the Berkeley/Emeryville area. If Landlord accepts such determination, the base monthly rent for the option term shall be increased to an amount equal to ninety-five percent (95%) of the amount determined by Tenant's broker.

                  (2) If Landlord does not accept such determination, within ten
(10) days after receipt of the determination of Tenant's broker, Landlord shall designate a broker ("Landlord's broker") licensed in the State of California and currently active in the market for research laboratory space in the Berkeley/Emeryville area. Landlord's broker and Tenant's broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Landlord's broker. Each of said three brokers shall determine the fair market rent for the Premises as of the commencement of the option term for a term equal to the option term within twenty (20) days after the appointment of the third broker. The base rent payable by Tenant effective as of the commencement of the option term shall be increased to an amount equal to ninety-five percent of the arithmetic average of such three determinations; provided, however, that if any such broker's determination deviates more than 10% from the median of such determinations, the base monthly rent payable shall be an amount equal to ninety-five percent (95%) of the average of the two closest determinations.

                  (3) Landlord shall pay the costs and fees of Landlord's broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's broker in connection with such determination. The costs and fees of any third broker shall be paid one-half by landlord and one-half by Tenant.

         (c) If the amount of the fair market rent is not known as of the commencement of the option term, then Tenant shall continue to pay the base monthly rent in effect at the expiration of the initial term until the amount of the fair market basic rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord upon demand.

Section 2. Option to Expand

         (a) Subject to Tenant's payment of the Expansion Space Holding Cost as provided for hereinbelow, Landlord hereby grants to Tenant an option (the "Expansion Option") to lease the expansion area containing approximately 3,036 rentable square feet (which includes the adjustment provided for in Paragraph
2.1 of the Lease) as shown on Exhibit A to the Lease (the "Expansion Space"). The expansion Option shall be exercised, if at all, by notice from Tenant to Landlord in writing within six (6) months of the commencement date of the term of the Lease; provided, however, that if Tenant is in default under any of the material terms, conditions or covenants of the Lease, either at the time Tenant exercises, the Expansion Option or when Landlord delivers the Expansion Space, Landlord shall have, in addition to the rights and remedies provided in the Lease, the right to terminate the Expansion Option.

         (b) If Tenant elects to exercise the Expansion Option, Landlord shall provide Tenant with an improvement allowance equal to $70.00 per usable square foot of space in the Expansion Space, and the Expansion Space shall be built out by landlord in accordance with the terms of Exhibit B to the Lease (with appropriate changes to reflect build-out of the Expansion Space, as opposed to the initial Premises). Landlord shall deliver possession of the Expansion Space to Tenant for occupancy upon completion of the build-out of the Expansion Space; but in no event later than 2 Months from Tenant's exercise of the Expansion Option and, upon such delivery, the Expansion Space shall be deemed to be a part of the Premises and shall be leased upon and subject to all of the terms, covenants and conditions of, and at the base monthly rental rate provided for in, the Lease; and the square footage of the Premises (which includes the adjustment provided for in Paragraph 2.1 of the Lease) and Tenant's Pro Rata Share shall be appropriately adjusted.

         (c) Landlord's grant of the Expansion Option is subject to and conditioned upon Tenant's payment to Landlord of a monthly amount to hold the Expansion Space off the market, said monthly amount being equal to $.83 per rentable square foot of the Expansion Space (which includes the adjustment provided for in Paragraph 2.1 of the Lease) plus Tenant's Pro Rata Share attributable to the Expansion Space (collectively, the "Expansion Space Holding Costs"), for the period from the commencement date of the Lease to the date Tenant exercises its option for the Expansion Space or the date Tenant notifies Landlord that Tenant elects to terminate the Expansion Option. Expansion Space Holding Costs shall be payable monthly, in advance, in accordance with the terms of, and as additional rent owing under, the Lease.

Section 3. Temporary Office Space

         From February 1, 1998, through the commencement date of the Lease (the "Pre-Occupancy Period"), Landlord (or an affiliate of Landlord) shall provide Tenant with approximately 300 square feet of space on the first floor of the building located at 800 Heinz Street, Berkeley, California, for use by three (3) employees of Tenant (the "Temporary Space"). Tenant shall take the Temporary Space on an "As-Is" basis. Monthly rent for the Temporary Space shall be $275 per month fully serviced from lease execution through occupancy of the finished spaces, payable on the first day of each month during the Pre-Occupancy Period. Tenant's occupancy of the Temporary Space shall be on all of the terms and conditions as specified in the Lease for Tenant's Occupancy of the Premises; and prior to Tenant's occupancy of the Temporary Space, Tenant shall deliver to Landlord certificates of Tenant's liability insurance coverage for the Temporary space showing Landlord (and the owner of the building, if other than Landlord) as an additional insured thereunder.

Section 4. Accommodation of Tenant's Additional Space Requirement

         In the event that Tenant exercises the Expansion Option and occupies the Expansion Space as provided in Section 2 above, Tenant shall thereafter have the following additional expansion right:

         (a) On or before the second anniversary of the commencement date of the Lease, Tenant may notify Landlord in writing (the "Additional Expansion Notice") that Tenant desires to lease additional space for its business operations. Tenant shall specify in said Additional Expansion Notice the amount of additional space that Tenant needs (the "Additional Space Requirement"); provided, however, that Tenant must specify an Additional Space Requirement of not less than 5,000 square feet.

         (b) If Tenant delivers the Additional Expansion Notice to Landlord, during the six (6) month period from the 25th month to the 30th month of the term of the Lease, Landlord shall attempt to make available to Tenant sufficient space to satisfy the Additional Space Requirement either within the Building or within another generally comparable building in the Emeryville/Berkeley area that is owned or operated by Wareham Property Group, Inc. or an affiliate thereof (collectively, "Wareham").

         (c) If the Additional Space Requirement can be satisfied within said six (6) month period, Landlord or Wareham, as the case may be, shall offer such space for lease to Tenant on such terms and conditions as are then currently being quoted by Landlord or Wareham for such space, including, without limitation, rental rates, term and tenant improvement allowance. Tenant shall accept or reject any such offer within five (5) business days after receipt thereof.

         (d) If such an offer for the Additional Space Requirement is made to Tenant within said six (6) month period and Tenant does not accept such offer, Tenant's rights under this Section 4 shall terminate, Tenant shall have no further right with respect to the Additional Space Requirement, and the Lease shall remain in full force and effect.

         (e) If such an offer for the Additional Space Requirement is not made to Tenant within said six (6) month period, Tenant shall have the right to terminate this Lease upon the following conditions:

                  (i) Tenant must notify Landlord of such termination within ninety (90) days after the expiration of such six (6) month period.

                  (ii) In the event Tenant so notifies Landlord of such termination, the Lease shall terminate within ninety (90) days after Landlord's receipt of such notice.

                  (iii) In the event Tenant fails to so notify Landlord of such termination, Tenant's right to terminate the Lease shall expire and the Lease shall remain in full force and effect.

         (f) Notwithstanding anything set forth hereinabove, if Tenant is in default of any of the material terms, conditions or covenants of the Lease at the time Tenant delivers the Additional Expansion Notice, Landlord shall have, in addition to the rights and remedies provided in the Lease, the right to terminate all of Tenants rights under this Section 4 with respect to the Additional Space Requirement, including, without limitation, any right to terminate the lease pursuant to subparagraph (e) above.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum to Lease as of the date set forth above.

TENANT:                              LANDLORD:

Dynavax Technologies Corporation,    Fifth & Potter Street Associates LLC,
a California Corporation             a California Limited Liability Company



By  /s/ M.P. Becket                   By  [ILLEGIBLE]
   ------------------------------         -----------------------------------

Its:    CFO                           Its:
     ----------------------------          ----------------------------------

                                   EXHIBIT A

                                  [FLOOR PLAN]

                                    Exhibit B

                                   Work Letter
                        Initial Improvement of Premises



1. Tenant Improvements

         Prior to the Commencement Date, at its sole cost and expense, Landlord, through Its General Contractor, shall furnish and install within the Premises those items of general construction (the "Tenant Improvements") shown on the plans and specifications finally approved by Landlord and Tenant in writing pursuant to Paragraph 5 below. Such construction shall be performed in a good and workmanlike manner and in compliance with all applicable codes and regulations ("Code Requirements").

2. Cost of the Improvements

         (a) Based upon a Tenant Improvement build out that is approximately 50% office and 50% laboratory, and substantially the same in function and finish as the Bayer Laboratories build-out on the second floor of the Building, Landlord will construct the Tenant Improvements on a turnkey basis.

         (b) If there is a material change to the functions or finish of the Tenant Improvements to be constructed in the Premises from that described in subparagraph (a), based upon the Final Plans and Specifications approved by Tenant, or if Tenant requests any changes after approval of the Final Plans and Specifications, the cost thereof shall be the responsibility of Tenant to the extent the cost exceeds the cost of the initial plans and specs.

3. Plans and Specifications

         (a) Landlord, at its cost, through its architects, shall furnish all architectural and engineering plans and specifications (the "Plans and Specifications") required for the construction of the Tenant Improvements. Tenant shall provide instruction to Landlord's architects sufficient to enable landlord's architects to complete Plans and Specifications in accordance with Paragraph 5 below. All Plans and Specifications are subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Tenant reserves the right to review and approve final plans.

         (b) Any architectural or engineering services for Tenant's Work referred to in Paragraph 4 below or interior design services in excess of Building standards, such as selection for colors, furnishings or floor coverings shall be at Tenant's sole cost.

4. Tenant's Work

         Any items or work not shown in the Final Plans and Specifications approved as provided in Paragraph 5, including, for example, telephone or telecommunications service or furnishings, for which Tenant contracts separately (hereinafter) "Tenant Work"), shall be subject to Landlord's reasonable policies and schedules and shall be conducted in such a way as not to hinder, cause any disharmony with or unreasonable or substantial. delay work of improvement in the Building. Tenant's major suppliers, contractors, workmen and mechanics shall be subject to approval by Landlord not to be unreasonably withheld prior to the commencement of their work and shall be subject to Landlord's administrative control while performing their work. Tenant shall cause its suppliers and contractors to engage only labor that is harmonious and compatible with other labor working in the Building. In the event of any labor disturbance caused by persons employed by Tenant or Tenant's contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance. At any time any supplier, contractor, workmen or mechanic performing Tenant's work hinders or delays any other work of improvement in the Building or performs any work which may or does substantially impair the quality, integrity or performance or any portion of the Building, Tenant shall cause such supplier, contractor, workman or mechanic to leave the Building and remove all his tools, equipment and materials immediately upon written notice delivered to Tenant and Tenant shall reimburse Landlord for any repairs or corrections of the Tenant Improvements or Tenant's work or of any portion of the Building caused by or resulting from the work of any supplier, contractor, workman or mechanic with whom Tenant contracts.

5. Approval of Plans and Specifications

         Landlord's architect, in consultation with Tenant, shall prepare a space plan for the build-out of the Premises consistent with the standard of improvement described in Paragraph 2 (a) above. Such space plan must be finalized and approved by Landlord and Tenant no later than January 30, 1998. Tenant will have at least five (5) business days to approve plans and any subsequent revision. Thereafter, Landlord's architect will prepare working drawings for the Tenant Improvements based upon the approved space plan, and the same shall be submitted to Tenant. Tenant shall approve such Plans and Specifications within five (5) business days of receipt or designate by written notice to Landlord the specific changes required to be made to the Plans and Specifications, which changes, if approved by landlord, shall be made by Landlord as soon as reasonably possible. This procedure shall be repeated until the Plans and Specifications are finally approved by Tenant (the "Final Plans and Specifications");

6. Completion and Commencement Date

         The term of the Lease and Tenant's obligation for the payment of rent under the Lease shall commence in accordance with Paragraph 1.1 of the Lease. The parties acknowledge and agree that the anticipated commencement date is March 30, 1998. If Landlord shall be delayed in substantially completing the Tenant Improvements as a result of:

         (a) Tenant's failure to timely furnish complete instructions or approvals in accordance with the procedures set forth in Paragraph 5, or

         (b) Tenant's changes to Final Plans and Specifications after final approval thereof, or

         (c) Tenant's request for materials, finishes, or installations other than as described in Paragraph 2 (a) above, or

         (d) Hindrance or disruption of work of Landlord's contractor resulting from Tenant's Work.

then the commencement date of the Lease and Tenant's obligation for the payment of rent shall be advanced by the number of days of such delay offset by the number of days attributable to Landlord Delays.

7. Payment

         Tenant shall pay to landlord as additional rent all amounts due under the terms of this Exhibit B within twenty (20) days following delivery of Landlord's invoice, therefore, which invoices shall be rendered monthly or at such other intervals as Landlord shall determine.

8. Tenant's Representative

         Mike Becket shall act as Tenant's representative in all matters to be covered by this Work Letter. Such representative shall act on behalf of Tenant in connection with the issuance of any approvals or disapproval$ to be made or given by Tenant under the terms of this Work Letter and the making of any other communications required or permitted under the terms of this Work Letter. Landlord shall be entitled to rely upon any approval or disapproval issued, or other communication made, by Tenant's representative.

                       SECOND AMENDMENT TO LEASE AGREEMENT

         THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made and entered into as of the 7th day of January 2004, by and between Fifth and Potter Street Associates, LLC, a California limited liability company ("Landlord"), and Dynavax Technologies Corporation, a Delaware corporation ("Tenant").

                                    RECITALS

A. Landlord and Tenant are parties to that certain triple net laboratory lease dated January 30, 1998, as amended by instruments dated October 26, 1998, and July 1, 1999 (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant premises consisting of approximately 11,539 rentable square feet as more particularly described in the Lease in the building located at 717 Potter Street, Berkeley, California (the "Premises").

B. Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Scope of Amendment and Defined Terms. Except as expressly provided in this Amendment, the Lease shall remain in full force and effect. Except as expressly provided in this Amendment, the term "Lease" shall mean the Lease as modified by this Amendment. Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings set forth in the Lease

2. Option to Terminate Lease Liability. An option to terminate Tenant's liability under the Lease is hereby added to the Lease as follows:

         (a) Tenant shall have the option to terminate its liability under the Lease prior to the expiration of the term ("Termination Option"), if Landlord receives notice of termination ("Termination Notice") specifying the accelerated liability termination date of the Lease (the "Accelerated Liability Termination Date") within 15 days of the date Tenant enters into an agreement with 2929 Seventh Street, L.L.C., to lease Suite 100 within the building located at 2929 Seventh Street, Berkeley, California (the "Suite 100 Lease").

         (b) If Tenant exercises its Termination Option, Tenant, simultaneously with delivery of the executed version of the Termination Document (as hereinafter defined) shall pay to Landlord the sum of $300,000.00 (the "Termination Fee") as a fee in connection with the Termination Option and not as a penalty. Tenant shall remain liable for all Base Monthly Rent, Additional Rent and other sums due under the Lease up to and including the Accelerated Liability Termination Date even though billings for such may occur subsequent to the Accelerated Liability Termination Date.

         (c) Landlord and Tenant shall execute a commercially reasonable document (the "Termination Document") to effect the termination of Tenant's liability under the Lease within 15 days of Tenant receiving such document from Landlord. Tenant acknowledges and agrees that the termination of Tenant's liability shall not be effective until Tenant has executed the Termination Document. At Landlord's option, the Termination Document shall be either in the form of an agreement terminating the Lease as of the Accelerated Liability Termination Date or in the form of an assignment agreement assigning Tenant's interest in the Lease to an entity designated by Landlord as of the Accelerated Liability Termination Date. If Landlord chooses the form of an assignment agreement, the term of the Lease shall continue beyond the Accelerated Liability Termination Date; however, Tenant shall be released from all Rent obligations under the Lease (whether such obligations arise before or after the Accelerated Liability Termination Date) and from all liability accruing under the Lease on and after the Accelerated Liability Termination Date. Tenant acknowledges that, in the event Landlord chooses to use an assignment agreement, all Rent due under the Lease shall be abated after the Accelerated Liability Termination Date.

         (d) Notwithstanding anything to the contrary herein, the Termination Option shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised such option, if Tenant is in default under the Lease (beyond applicable notice and cure periods) at the time of exercise of the Termination Option or on the Accelerated Liability Termination Date.

         (e) As of the date Tenant provides Landlord with a Termination Notice, any unexercised rights or options of Tenant to renew the term of the Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), shall immediately be deemed terminated and no longer available or of any further force or effect.

         (f) If Landlord enters into an agreement with a third-party tenant to lease the Premises, and such tenant commences paying rent under such agreement (the "New Tenant Rent") prior to the date that is 6 months after the Accelerated Liability Termination Date (the "Rent Reimbursement Date"), Landlord shall reimburse Tenant a portion of the Termination Fee equal to the amount of New Tenant Rent Landlord receives prior to the Rent Reimbursement Date. Landlord shall submit such reimbursement to Tenant within 30 days of the Rent Reimbursement Date.

3. Option to Extend Term. Section 3.3 of the Lease, Option to Extend Term, is hereby deleted and replaced with the following:

         (a) If, on or before May 31, 2004, Tenant has not entered into the Suite 100 Lease, then Tenant shall have an option to extend the term of the Lease for one additional period of five (5) years (the "Option Term"), commencing June 1, 2008, upon the same material terms and conditions contained herein, except that (i) the Base Monthly Rent during the then-remaining initial term (as of the date the option is exercised) and the Option Term shall be $2.875 per rentable square foot of the Premises (i.e., $33,174.63 per month),
(ii) Tenant shall accept the Premises in an "as is" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, (iii) Tenant shall have an option to terminate the term of the Lease as set forth below, and (iv) there shall be no further options to extend the term of the Lease. Tenant's election to exercise the option granted herein must be given to Landlord in writing on or before December 31, 2004. If Tenant properly exercises the option granted herein, references in the Lease to the term shall be deemed to mean the then-remaining initial term plus the Option Term unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained, herein, all option rights of Tenant pursuant to this
Section 3 shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the option granted herein, if (i) a default (beyond applicable notice and cure periods) exists at the time of exercise of the option or at the time of commencement of the Option Term, or (ii) Landlord has given Tenant two or more notices respecting a default during the initial term of the Lease, whether or not the default is subsequently cured.

         (b) Tenant shall have the option to terminate the Lease during the Option Term on the following terms and conditions:

                  (i) Tenant shall have the option to terminate the Lease ("Termination Option") as of December 1, 2010 (the "Accelerated Expiration Date"), if:

                           A.       Tenant is not in default (beyond applicable
notice and cure periods) under the Lease at the date Tenant provides Landlord with an Acceleration Notice (hereinafter defined); and

                           B.       Landlord receives notice of acceleration
("Acceleration Notice") on or before December 1, 2009.

                  (ii) Tenant shall remain liable for all Monthly Base Rent, Additional Rent and other sums due under the Lease up to and including the Accelerated Expiration Date even though billings for such may occur subsequent to the Accelerated Expiration Date.

                  (iii) Notwithstanding anything to the contrary herein, the Termination Option shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised such option, if a default (beyond applicable notice and cure periods) exists at the time of exercise of the Termination Option or on the Accelerated Expiration Date.

                  (iv) As of the date Tenant provides Landlord with an Acceleration Notice, any unexercised rights or options of Tenant to renew the Term of the Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), shall immediately be deemed terminated and no longer available or of any further force or effect.

4. Option to Expand. Section 2.4 of the Lease, Option to Expand, is hereby deleted and shall be of no further force or effect.

5. Brokers. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the

"Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers, claiming to have represented Landlord in connection with this Amendment.

6. Waiver. No failure or delay by a party to insist upon the strict performance of any term, condition or covenant of this Amendment, or to exercise any right, power or remedy hereunder shall constitute a waiver of the same or any other term of this Amendment or preclude such party from enforcing or exercising the same or any such other term, conditions, covenant, right, power or remedy at any later time.

7. Full Force and Effect. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8. California Law. This Amendment shall be construed and governed by the laws of the State of California.

9. Authority. This Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

10. Attorneys' Fees and Costs. In the event of any action at law or in equity between the parties to enforce any of the provisions hereof, any unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys' fees (including costs and expenses incurred in connection with all appeals) incurred by the successful party, and these costs, expenses and attorneys' fees may be included in and as part of the judgment. A successful party shall be any party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment.

11. Entire Agreement; No Amendment. This Amendment constitutes the entire agreement and understanding between the parties with respect to the subject of this amendment and shall supersede all prior written and oral agreements concerning this subject matter. This Amendment may not be amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of Landlord and Tenant. Each party acknowledges that it has read this Amendment, fully understands all of this Amendment's terms and conditions, and executes this Amendment freely, voluntarily and with full knowledge of its significance. This Amendment is entered into by the parties with and upon advice of counsel.

12. Severability. If any provision of this Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected and shall be enforced to the furthest extent permitted by law.

13. Counterparts. This Amendment may be executed in counterparts, and such counterparts together shall constitute but one original of the Amendment. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

14. Agreement to Perform Necessary Acts. Each party agrees that upon demand, it shall promptly perform all further acts and execute, acknowledge, and deliver all further instructions, instruments and documents which may be reasonably necessary or useful to carry out the provisions of this Amendment.

15. Captions and Headings. The titles or headings of the various paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to modify, explain or place any construction upon any of the provisions of this Amendment.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                             LANDLORD:   FIFTH AND POTTER STREET ASSOCIATION,
                                         a California limited liability company

                                         By:     /s/ Richard K. Robins
                                                _______________________________
                                                Richard K. Robbins
                                                Managing Member

                             TENANT: DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation

                                         By:     /s/ Dino Dina
                                                _______________________________
                                                 Dino Dina, M.D.
                                                 President and Chief
                                                 Executive Officer